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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 11, 2001


                             SURGE COMPONENTS, INC.
             (Exact name of registrant as specified in its charter)




          New York                     0-14188                  11-2602030
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)         Identification Number)



               1016 Grand Boulevard
                Deer Park, New York                                 11729
     (Address of principal executive offices)                    (Zip Code)



                                 (631) 595-1818
              (Registrant's telephone number, including area code)

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Item 9.  Regulation FD Disclosure.

         Commencing January 15, 2001, and continuing intermittently for four weeks thereafter, Surge Components, Inc., d/b/a Superus Holdings will embark upon a series of presentations to financial institutions, broker-dealers, and industry analysts in both Europe and the United States. The purpose of the presentation is to introduce the Company and to set forth the Company's consolidated vision, and the business models of its new subsidiaries, MailEncrypt, Inc. and SolaWorks, Inc. The meetings are for informational purposes, and are not in anticipation, nor in support, of an imminent financing. The Company is planning to have meetings, by invitation only, in Paris, London, Brussels, Zurich, Geneva, New York, Boston, Chicago, Los Angeles, San Francisco, and Seattle, in no specific order. Adam J. Epstein, the Company's chairman and chief executive officer, will present the Company at these meetings.

The presentations will likely cover several principal themes, including:

         - The Company is focused upon operating/acquiring companies that develop and distribute sophisticated core technology solutions - superstructure - such as components, digital security, messaging, and resource management;

         - The Company is focused principally upon the sub enterprise market segment in emerging Internet economies;

         - The Company's mission is, succinctly, to profitably develop/distribute affordable, scaleable, and customizable superstructure;

         - Focusing upon superstructure - core building block technologies - is preferable to reliance upon overly specialized technologies that are easily supplanted by rapid marketplace advances;

         - The Company believes, based upon research by industry leaders, that focusing upon the sub-enterprise market segment in emerging Internet economies represents the highest growth opportunity for its shareholders;

         - MailEncrypt's and SolaWorks' reliance upon Application Service Provider (ASP) business models, utilizing, where appropriate, open source technologies and standards, provides for faster development, more affordable solutions, larger markets, and higher gross margins;

         - MailEncrypt is a provider of patent-pending, Web-based, encrypted e-mail utilizing time-tested open encryption standards, that has an early mover advantage in the United States, and very nearly an "only" mover advantage in some emerging economies;

         - SolaWorks is a supplier of affordable, modular, highly customizable, Web-based communications and commerce solutions to the sub-enterprise market segment of Latin America;


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         - Surge is a supplier of electronic components (including capacitors and discrete components) to industries such as computer, wireless communications, consumer electronics, and automotive with a lengthy operating history and established supply chain; and

         - Surge Components, MailEncrypt, and SolaWorks all have the opportunity to cross-sell and/or create business opportunities for the other respective companies.

         Other than referring invitees to the financial information contained in the Company's public filings, the only financial, or projected, information that will be discussed at the presentations will be:

         - MailEncrypt: International Data Corporation ("IDC") predicts outsourced security services will grow from $6.2B in 1999 to $14.8B in 2003. IDC further predicts that the number of e-mail boxes will grow from 452 million in 2000 to 748 million in 2003. MailEncrypt believes that capturing 0.25% of those mailboxes is attainable by 2003.

         - SolaWorks: Based upon research conducted by Gartner Group, SolaWorks believes by 2003, the market size for SolaWorks ASP solutions in Latin America will be approximately $2.1 billion annually. SolaWorks believes that due to its early positioning in this marketplace that it can capture 2-3% of that market annually.

         - Surge: Through three quarters of its 2000 fiscal year, Surge had experienced tremendous revenue/earnings growth over the prior year period, and it appears that the conditions for Surge's business remain favorable.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2001               SURGE COMPONENTS, INC.




                                      By: /s/ Adam Epstein
                                         -------------------------------------
                                         Adam Epstein, Chief Executive Officer

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                                  EXHIBIT INDEX

There are no Exhibits to this Current Report on Form 8-K.

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